UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2011

NB&T FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

OHIO	0-23134	31-1004998
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

48 N. South Street, Wilmington, Ohio 45177

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (937) 382-1441

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

The following was contained in a press release issued by NB&T Financial Group, Inc., on or about June 21, 2011:

NB&T Financial Group, Inc.(Nasdaq: NBTF), parent company of The National Bank and Trust Company, Wilmington, Ohio, has declared a dividend of $.30 per share payable July 25, 2011 to shareholders of record June 30, 2011. This dividend is the same as the previous quarter and an increase of 3.4% over the dividend declared in June 2010. John J. Limbert, President and CEO, commented, “We appreciate the continued support of our shareholders, and we’re proud to provide this tangible return for that support.”

NB&T Financial had, as of March 31, 2011, total assets of $668 million, cash management accounts totaling $47 million, and trust assets with a market value of $172 million resulting in a total of $887 million in assets under management, and currently operates 23 full service offices in seven Ohio counties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NB&T Financial Group, Inc.

By:	/s/ Craig F. Fortin
Craig F. Fortin Senior Vice President, Chief Financial Officer

Date: June 21, 2011